UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2006

International Coal Group, Inc

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32679	20-2641185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Ashland Drive Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (606) 920-7400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 14, 2006, we announced that we had completed our on-site investigation into the explosion that occurred at the Sago Mine near Buckhannon, West Virginia on January 2, 2006. The Sago Mine is operated by our subsidiary Wolf Run Mining Company (f/k/a Anker West Virginia Mining Company, Inc.). We revealed our initial findings to the families of those killed in the accident yesterday in a series of private meetings. Our employees at the Sago Mine received briefings as they reported to work for their regular shifts at the mine. We expect normal coal mining activities to resume on Wednesday, March 15. The full text of this press release is furnished as Exhibit 99.1 to this Report.

The information contained in this Item 7.01 and Item 9.01(d) is being furnished and will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section.

Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press release dated March 14, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/S/ BENNETT K. HATFIELD
Name:Bennett K. Hatfield Title: Chief Executive Officer and President

Date: March 15, 2006

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Exhibit Index

Exhibit Number	Document

99.1	Press release dated March 14, 2006.

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